Exhibit 99.1

CC Neuberger Principal Holdings I Announces Extraordinary General Meeting Teleconference Details

NEW YORK, NY, JANUARY 26, 2021—(BUSINESS WIRE)—CC Neuberger Principal Holdings I (“CCNB1”) (NYSE: PCPL), today announced that, due to the public health and safety concerns related to the coronavirus (COVID-19) pandemic and recommendations and orders from federal and New York authorities, the Company is strongly encouraging that shareholders attend the extraordinary general meeting of its shareholders, which will be held on February 2, 2021 at 9:00 a.m., New York City Time (the “General Meeting”), by teleconference rather than in person. The purpose of the General Meeting is to vote on certain proposals relating to the previously announced Business Combination Agreement, dated as of October 14, 2020 (as amended, the “Business Combination Agreement”), between CCNB1, E2open Holdings, LLC (“E2open”) and the transactions contemplated thereby (the “Business Combination”).

The General Meeting will be accessible by dialing +1 (833) 795-0481 (toll free—North America) or (209) 940-8500 (International). Shareholders will be able to ask questions to CCNB1’s management via the conference line.

General Information

All information about the General Meeting, including the definitive proxy statement, is available at https://www.cstproxy.com/ccneubergerprincipalholdingsi/sm2021.

CCNB1 has filed, and the Securities and Exchange Commission (the “SEC”) has declared effective, a registration statement on Form S-4 containing a definitive proxy statement/prospectus of CCNB1 relating to the proposed Business Combination. CCNB1 has mailed the definitive proxy statement/prospectus and other relevant documents to its shareholders. Investors, CCNB1’s shareholders and other interested persons are advised to read the definitive proxy statement/prospectus in connection with CCNB1’s solicitation of proxies for the General Meeting to be held to approve the Business Combination as these materials will contain important information about E2open and CCNB1 and the proposed Business Combination. The definitive proxy statement/prospectus has been mailed to the shareholders of CCNB1 as of the record date of December 23, 2020; shareholders that hold their shares in registered form are entitled to vote their shares held on the date of the meeting. Shareholders are also able to obtain copies of the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, at the SEC’s website at http://www.sec.gov, or by directing a request to: CCNB1, 200 Park Avenue, 58th Floor, New York, NY 10166.

Participants in the Solicitation

CCNB1 and its directors and executive officers may be deemed participants in the solicitation of proxies from CCNB1's shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in CCNB1 is contained in the definitive proxy statement, which was filed with the SEC and is available free of charge at the SEC's website at http://www.sec.gov, or by directing a request to CC Neuberger Principal Holdings I, 200 Park Avenue, 58th Floor, New York, NY 10166.

E2open and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of CCNB1 in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the definitive proxy statement/prospectus for the Business Combination.

Forward Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events or CCNB1’s or E2open’s future financial or operating performance. For example, projections of future growth, financial performance, and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by CCNB1 and its management, and E2open and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against CCNB1, the combined company or others following the announcement of the Business Combination and any definitive agreements with respect thereto; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of CCNB1, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the Business Combination; (5) the ability to meet stock exchange listing standards at or following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of E2open as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that E2open or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) E2open’s estimates of expenses and profitability; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in CCNB1’s final prospectus relating to its initial public offering, dated April 23, 2020, subsequent quarterly reports on form 10-Q and definitive proxy statement, filed with the SEC on January 12, 2021 in connection with the Business Combination.

Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither CCNB1 nor E2open undertakes any duty to update these forward-looking statements.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts

Investor Contacts

Michael Bowen

ICR, Inc.

Michael.Bowen@icrinc.com

203-682-8299

Marc P. Griffin

ICR, Inc.

Marc.Griffin@icrinc.com

646-277-1290

Media Contacts

CC Capital

Jonathan Keehner / Julie Oakes / Kate Thompson

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Neuberger Berman
Alex Samuelson

Alexander.Samuelson@NB.com

(212) 476-5392